As filed with the Securities and Exchange Commission on October 23, 2013

Registration No. 333-36188

Registration No. 333-118663
Registration No. 333-137446
Registration No. 333-160967

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36188

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118663
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-137446
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160967

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANALYSTS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-0905408
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

7700 France Ave South, Suite 200

Minneapolis, Minnesota 55435

(952) 835-5900

(Address and telephone number of principal executive offices and principal place of business)

Analysts International Corporation 1999 Stock Option Plan
Analysts International Corporation 2004 Equity Incentive Plan

Analysts International Corporation 2009 Equity Incentive Plan

(Full Title of the Plans)

Rajiv Sardana

President and Chief Executive Officer

Analysts International Corporation

7700 France Avenue South, Suite 200

Minneapolis, Minnesota 55435

(952) 835-5900

(Name address and telephone number of agent for service)

Copy to:

Michael J. Cochran

Derek B. Swanson

McKenna Long & Aldridge LLP

303 Peachtree Street, NE, Suite 5300

Atlanta, Georgia 30308

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (File No. 333-36188, File No. 333-118663, File No. 333-137446 and File No. 333-160967), is being filed to deregister unsold securities under such Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the date indicated below.

Analysts International Corporation
(Registrant)
Date: October 23, 2013	By:	/s/ Rajiv Sardana
Rajiv Sardana President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rajiv Sardana	President and Chief Executive Officer, Director (Principal Executive Officer)	October 23, 2013
Rajiv Sardana
/s/ Pankaj Goel	Senior Vice President, Chief Financial Officer, Secretary and Treasurer, Director (Principal Accounting Officer and Principal Financial Officer)	October 23, 2013
Pankaj Goel
/s/ Nita Sardana	Director	October 23, 2013

Nita Sardana

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